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                                                                       Exhibit 5



                                                        PAMELA F. CRAVEN
                                                        VICE PRESIDENT - LAW
                                                        LUCENT TECHNOLOGIES INC.
                                                        ROOM 3A-530
                                                        600 MOUNTAIN AVENUE
                                                        MURRAY HILL, NJ 07974

                                                        TELEPHONE 908 582-7897
                                                        FACSIMILE 908 582-6978
         March 10, 1997

         Lucent Technologies Inc.
         600 Mountain Avenue
         Murray Hill, NJ 07974

         Dear Sirs:

         With reference to the registration statement on Form S-8 which Lucent Technologies Inc. (the "Company") proposes to file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, registering 1,300,000 common shares, par value $.01 per share, (including an equal number of Preferred Stock Purchase Rights that initially trade with the common shares) of the Company (the "Shares") which may be offered and sold by the Company under the Lucent Technologies Inc. Shares for Growth Program (the "Program"), which Shares, under the terms of the Program may be authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise, I am of the opinion that:

                  1. the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and

                  2. all proper corporate proceedings have been taken so that any Shares to be offered and sold which are of original issuance, upon sale and payment therefor in accordance with the Program and the resolutions of the Board of Directors relating to the offering and sale of common shares thereunder, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the SEC in connection with the registration statement referred to above.

                                             Very truly yours,

                                             /s/ Pamela F. Craven